As filed with the Securities and Exchange Commission on March 12, 1998

                                               Registration No. 333-_____
-------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
              _____________________________________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933
              _____________________________________________

                STARNET COMMUNICATIONS INTERNATIONAL INC.
           (Exact name of issuer as specified in its charter)

          Delaware                                     52-2027313
----------------------------                   --------------------------
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification Number)

425 Carrall Street, Mezzanine Level,
Vancouver, British Columbia, Canada V6B 6E3              (604) 685-7619
-------------------------------------------------------------------------
(Address and telephone number, of Registrant's principal executive offices)

                STARNET COMMUNICATIONS INTERNATIONAL INC.
                  1997 NON-QUALIFIED STOCK OPTION PLAN
                        (Full title of the plan)


                        Christopher H. Zacharias
                Starnet Communications International Inc.
                   425 Carrall Street, Mezzanine Level
                    British Columbia, Canada  V6B 6E3
                             (604) 685-7619
        (Name, address and telephone number of agent for service)

                     CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------
 Title of Securities       Amount To         Proposed Maximum             Proposed Maximum            Amount of
 To Be Registered        Be Registered    Offering Price Per Share*   Aggregate Offering Price     Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Shares            3,000,000              $0.935                       $2,805,000                 $827.48
 $.001 par value
---------------------------------------------------------------------------------------------------------------------

* Pursuant to Rules 457(c) and (g), the proposed maximum offering price per share is the average of the bid and asked prices as of March 6, 1998.

                                 PART II
                                 -------

                 INFORMATION NOT REQUIRED IN PROSPECTUS
                 --------------------------------------

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     Starnet Communications International Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The Company's Registration Statement on Form 10-SB, as amended, as declared effective by the Securities and Exchange Commission on August 19, 1997, including the description of the Company's Common Stock under the caption "Description of Securities";

          (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended July 31, 1997 and October 31, 1997; and

          (c) The Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Item 4.   DESCRIPTION OF SECURITIES
          -------------------------

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

     Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     The Company's Bylaws require the Company to indemnify, to the fullest extent authorized by applicable law, any person who is or is threatened to be made a party to any civil, criminal, administrative, investigative, or other action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer or another corporation, partnership, joint venture, trust or other enterprise.

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, directors and officers of the Company shall not be liable to the Company or any of its shareholders for damages caused by a breach of a fiduciary duty by such directors or officers.

     The above discussion of the Company's Certificate of Incorporation, Bylaws and the Delaware General Corporation Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED
         -----------------------------------

     Not Applicable.

Item 8.   EXHIBITS
          --------

     3.2   Bylaws of the Company(1)

     3.3*  Certificate of Incorporation of the Company

     5.1* Opinion of Parcel, Mauro & Spaanstra, P.C. as to the legality of the Company's Common Stock being registered.

     10.5* Starnet Communications International Inc. 1997 Stock
           Option Plan

     23.1* Consent of Ernst & Young
_______

     *    Filed herewith.

     (1) Exhibit 3.2 is incorporated by reference from Exhibit 1 to the Company's Quarterly Report on Form 10-QSB for the period ended July 31, 1997.


Item 9. UNDERTAKINGS
        ------------

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) to include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, Starnet Communications International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on February 25, 1998.

                    STARNET COMMUNICATIONS INTERNATIONAL INC.


                              By:  /s/ Mark Dohlen
                                 ----------------------------------------
                                 Mark Dohlen, Chief Executive Officer


                              By:  /s/ Jack Carley
                                 ----------------------------------------
                                 Jack Carley, Principal Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: February 25, 1998            By:  /s/ Mitchell White
      -----------------               -----------------------------------
                                      Mitchell White, Director


Date: February 25, 1998            By:  /s/ Mark Dohlen
      -----------------               -----------------------------------
                                      Mark Dohlen, Director


Date: February 25, 1998            By:  /s/ Jack Carley
      -----------------               -----------------------------------
                                      Jack Carley, Director


Date: February 25, 1998            By: /s/ Christopher Zacharias
      -----------------               -----------------------------------
                                      Christopher Zacharias, Director


Date: February 25, 1998            By:  /s/ Jason Bolduc
      -----------------               -----------------------------------
                                      Jason Bolduc, Director



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